SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2006

WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 914-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Approval of the Amended and Restated Walgreen Co. Executive Stock Option Plan

At the 2006 Annual Meeting of Shareholders of Walgreen Co. (the "Company") held on January 11, 2006, the Company's shareholders approved the amended and restated Walgreen Co. Executive Stock Option Plan (the "Plan"). The Plan was adopted by the Company's Board of Directors on October 12, 2005, subject to approval of its shareholders, and became effective with such shareholder approval on January 11, 2006.

The Plan provides for the grant of stock options to purchase shares of the Company's Common Stock to key employees of the Company and its subsidiaries. This amendment and restatement extends the Plan's term until January 11, 2016. A more detailed description of the terms of the Plan can be found in the Company's definitive proxy statement for the 2006 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on November 22, 2005 (the "Proxy Statement") in the section entitled "Proposal to Approve the Walgreen Co. Executive Stock Option Plan As Amended and Restated" and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Plan, filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
Exhibit 10.1	Walgreen Co. Executive Stock Option Plan, as amended and restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
(Registrant)

By: /s/ William M. Rudolphsen
William M. Rudolphsen
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: January 12, 2006